Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2025 FOURTH-QUARTER AND FULL-YEAR RESULTS; BOARD OF DIRECTORS INCREASES QUARTERLY DIVIDEND 8.2%; BOARD OF DIRECTORS AUTHORIZES NEW $300 MILLION SHARE REPURCHASE PROGRAM

•Fourth-quarter 2025 net income was $97.0 million or $2.66 per diluted share; full-year 2025 net income was $333.3 million or $9.12 per diluted share
◦2025 fourth-quarter and full-year results include net positive impacts of $0.22 and $0.37 per diluted share, respectively, from tax adjustments and other items
•Rail North America’s fleet utilization remained strong at 99.0%; Lease Price Index (LPI) at 21.9%
•Full-year investment volume exceeded $1.3 billion
•The acquisition of Wells Fargo's rail operating lease portfolio was completed on Jan. 1, 2026
•Company initiates 2026 earnings guidance of $9.50–$10.10 per diluted share

CHICAGO, Feb. 19, 2026—GATX Corporation (NYSE: GATX) ("GATX" or the "Company") today reported 2025 fourth-quarter net income of $97.0 million or $2.66 per diluted share, compared to net income of $76.5 million or $2.10 per diluted share in the fourth quarter of 2024. The 2025 and 2024 fourth-quarter results include net positive impacts of $0.22 per diluted share and $0.17 per diluted share, respectively, from tax adjustments and other items.

Net income for the full-year 2025 was $333.3 million or $9.12 per diluted share, compared to $284.2 million or $7.78 per diluted share in the prior year. The 2025 full-year results include a net positive impact of $0.37 per diluted share from tax adjustments and other items. The 2024 full-year results include a net negative impact of $0.11 per diluted share from tax adjustments and other items. Details related to tax adjustments and other items are provided in the attached Supplemental Information.

"2025 was an exceptional year for GATX, highlighted by strong financial results and the announcement of our largest-ever railcar acquisition," said Robert C. Lyons, president and chief executive officer of GATX. "Despite unpredictable economic conditions and challenging macro factors, earnings per diluted share, excluding tax adjustments and other items, increased 11.0% versus the prior year, and our return on equity exceeded 12.0%. Additionally, we invested over $1.3 billion in attractive, long-lived assets, further strengthening our global leasing platforms and providing a strong foundation for future earnings growth and value creation.

“On Jan. 1, 2026, GATX successfully closed the largest acquisition in the Company’s history. Through a newly formed joint venture with Brookfield Infrastructure Partners, we acquired approximately 101,000 railcars from Wells Fargo for about $4.2 billion. We are integrating the fleet into our industry-leading railcar leasing platform in North America, which will enable us to better serve customers while leveraging our operational and commercial expertise. Our expanded fleet will also provide substantial remarketing opportunities in the years ahead.

“In Rail North America, demand for existing railcars remained solid, reflected by our 99.0% fleet utilization at year end and a 91.4% renewal success rate in the fourth quarter. During the year, our commercial team achieved higher renewal lease rates and extended lease terms, strengthening our base of high‑quality, long‑term cash flow. We also capitalized on a robust secondary market, generating approximately $117.0 million of remarketing income for the year.

"Rail International performed in line with expectations in 2025. GATX Rail Europe (“GRE”) achieved higher renewal lease rates across the majority of car types despite soft economic conditions. During the year, GRE entered into an agreement to acquire approximately 6,000 freight railcars from DB Cargo─one of the largest acquisitions in its history─further diversifying its portfolio and strengthening its competitive position. GRE has already taken ownership of most of the fleet and expects delivery of the remaining railcars over the course of early 2026. In India, rail freight volumes continued to grow, supporting healthy demand for railcars. GATX Rail India further expanded and diversified its fleet while maintaining 100.0% utilization.

"In Engine Leasing, both the Rolls‑Royce & Partners Finance affiliates ("RRPF") and our wholly owned aircraft spare engine portfolio performed very well in 2025. Air travel trends continue to drive strong global demand for aircraft spare engines, creating a favorable operating environment for Engine Leasing. We executed on attractive opportunities to expand our engine portfolios during the year. Our wholly owned portfolio now exceeds $1.0 billion in total assets, and RRPF invested more than $1.4 billion, bringing the joint venture’s asset base to over $5.8 billion."

Mr. Lyons added, "For 2026, we expect generally stable conditions in the North American railcar leasing market. The diversity of our North American fleet is an advantage, as we anticipate that continued demand for the vast majority of our fleet will buffer softer conditions in a few of the most economically sensitive car types. In Rail North America, we anticipate higher segment profit driven by the continued renewal of expiring leases at higher rates across a broad range of car types, as well as income contributions from the newly acquired and managed fleets. We also expect segment profit to rise at Rail International, supported by more railcars on lease in both Europe and India. In Engine Leasing, continued strong global demand for aircraft spare engines is expected to fuel another year of segment profit growth."

Mr. Lyons concluded, "As we begin 2026, we are well positioned to build on the strong operational and financial momentum we achieved last year. The scale and diversity of our expanded global fleet, the strength of our customer relationships, and our disciplined investment approach further reinforce our confidence in delivering attractive returns and sustaining strong performance in the years ahead. In 2026, we will be integrating the owned and managed railcars from the Wells Fargo transaction into our North American operations, and as previously indicated, we expect the income contribution from these activities to be modestly accretive in year one. Taking these factors into consideration, we expect 2026 earnings to be in the range of $9.50–$10.10 per diluted share, inclusive of $0.20-$0.30 per diluted share of income contribution from the Wells Fargo transaction.”

BOARD OF DIRECTORS APPROVES 8.2% INCREASE IN QUARTERLY DIVIDEND AND $300 MILLION SHARE REPURCHASE AUTHORIZATION
On Feb. 18, 2026, the board of directors of GATX (the "Board") declared a quarterly dividend of $0.66 per common share, payable on March 31, 2026, to shareholders of record as of March 2, 2026. GATX has paid quarterly dividends without interruption since 1919, and the dividend announced today represents an 8.2% increase from the prior year’s dividend. In addition, the Board approved a new $300 million share repurchase authorization, as the Company’s prior authorization from 2019 had largely been exhausted.

Mr. Lyons said, "2026 marks our 108th consecutive year of paying a dividend, a track record few companies can match. Earlier this month, GATX was added to the S&P 400 Dividend Aristocrats Index, affirming the durability of our cash flows and our disciplined approach to capital allocation. In addition to the dividend increase, the Board approved a $300 million share repurchase authorization that will provide the Company with ample capacity to periodically repurchase shares. Over the past decade, we have invested approximately $11.0 billion in our business while returning approximately $1.4 billion to shareholders through dividends and share repurchases, all while maintaining a strong balance sheet and solid investment‑grade credit ratings. The dividend increase and share repurchase authorization announced today reflect the Board’s confidence in our long‑term outlook and ongoing commitment to shareholders."

RAIL NORTH AMERICA
Rail North America reported segment profit of $95.7 million in the fourth quarter of 2025, compared to $84.5 million in the fourth quarter of 2024. For the full year, Rail North America reported segment profit of $351.8 million in 2025, compared to $356.0 million in 2024. Higher segment profit in the fourth quarter of 2025 was driven by higher gains on asset dispositions and higher lease revenue, partially offset by higher maintenance expense. For the full-year 2025, higher lease revenue was offset by higher maintenance and interest expenses, resulting in lower segment profit compared to the prior year.

As of Dec. 31, 2025, Rail North America’s wholly owned fleet was approximately 107,600 cars, including approximately 7,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.0% at the end of the fourth quarter, compared to 98.9% at the end of the prior quarter and 99.1% at 2024 year-end. During the fourth quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was 21.9%. This compares to 22.8% in the prior quarter and 26.7% in the fourth quarter of 2024. The average lease renewal term for railcars included in the LPI during the fourth quarter was 58 months, compared to 60 months in the prior quarter and 60 months in the fourth quarter of 2024. The 2025 fourth-quarter renewal success rate was 91.4%, compared to 87.1% in the prior quarter and 89.1% in the fourth quarter of 2024. For the full-year 2025, asset remarketing income was $117.0 million and total investment volume was $644.1 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business, are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $33.6 million in the fourth quarter of 2025, compared to $30.6 million in the fourth quarter of 2024. Full-year segment profit was $125.9 million in 2025, compared to $119.8 million in 2024. Higher segment profit for the fourth quarter and full-year 2025 was driven primarily by more railcars on lease.

As of Dec. 31, 2025, GRE's fleet consisted of approximately 36,500 cars and fleet utilization was 94.7%, compared to 93.7% at the end of the prior quarter and 96.1% at 2024 year-end.

As of Dec. 31, 2025, GATX Rail India's fleet consisted of approximately 12,200 railcars and fleet utilization was 100.0%, consistent with the end of the prior quarter and at 2024 year-end.

For the full-year 2025, total investment volume at Rail International was $502.4 million. Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $55.2 million in the fourth quarter of 2025, compared to segment profit of $35.7 million in the fourth quarter of 2024. 2025 fourth-quarter results include a net positive impact of $4.4 million ($3.3 million after tax) from tax adjustments and other items.

2025 full-year segment profit was $181.5 million, compared to $117.3 million in 2024. 2025 full-year results include a net positive impact of $15.3 million ($11.5 million after tax) from tax adjustments and other items. 2024 full-year results include a net positive impact of $0.6 million from tax adjustments and other items. Additional details are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

Excluding these impacts, higher segment profit for the fourth quarter and full-year 2025 was driven by strong performance at the Rolls-Royce and Partners Finance affiliates, as well as more engines under ownership at GATX Engine Leasing, the Company’s wholly owned engine portfolio.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2025 fourth-quarter and full-year results. Call details are as follows:

Thursday, Feb. 19, 2026
11 a.m. Eastern Time
Domestic Dial-In: 1-800-715-9871
International Dial-In: 1-646-307-1963
Replay: 1-800-770-2030 (Domestic) or 1-609-800-9909 (International) / Access Code: 5438729

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Feb. 19, 2026.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS

Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements, except to the extent required by applicable law.

The following factors, among others and in addition to the risks, uncertainties, and other important factors discussed in our other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including geopolitical tensions or conflicts, geographic exposure and customer concentrations
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•reduced demand for our rail assets resulting from a change in pricing, service offerings, or operating conditions of North American railroads
•competitive factors in our primary markets
•threatened or implemented changes in tariffs or other global trade policies
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases or a significant increase in compliance-based maintenance events
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities, including the recent acquisition of the Wells Fargo fleet

•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses
•potential obsolescence of our assets
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to protect our information technology from cybersecurity threats
•risks posed by artificial intelligence
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events, and other environmental concerns
•risks associated with sustainability concerns
•U.S. and global political conditions and the impact of increased geopolitical tension, civil unrest and armed conflict on domestic and global economic conditions
•prolonged inflation or deflation or interest rate increases
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•fluctuations in foreign exchange rates
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures
•risks of a widespread health crisis

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations and Corporate Communications
312-621-4285
shari.hellerman@gatx.com

(02/19/2026)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Revenues
Lease revenue	$380.7	$356.5	$1,486.2	$1,381.1
Non-dedicated engine revenue	22.2	19.6	86.7	64.6
Other revenue	46.1	37.4	167.5	139.8
Total Revenues	449.0	413.5	1,740.4	1,585.5
Expenses
Maintenance expense	107.2	97.7	427.7	381.6
Depreciation expense	111.8	104.5	431.8	402.4
Operating lease expense	7.1	7.9	28.9	33.9
Other operating expense	16.0	16.2	65.3	57.7
Selling, general and administrative expense	71.6	64.6	252.6	236.3
Total Expenses	313.7	290.9	1,206.3	1,111.9
Other Income (Expense)
Net gain on asset dispositions	39.9	28.0	136.9	138.3
Interest expense, net	(102.2)	(91.5)	(391.5)	(341.0)
Other (expense) income	(3.1)	1.4	(0.4)	(9.5)
Income before Income Taxes and Share of Affiliates’ Earnings	69.9	60.5	279.1	261.4
Income taxes	(9.1)	(8.1)	(63.1)	(60.0)
Share of affiliates’ earnings, net of taxes	36.2	24.1	117.3	82.8
Net Income	97.0	76.5	333.3	284.2
Less: Net Income Attributable to Non-Controlling Interest	—	—	—	—
Net Income Attributable to GATX	$97.0	$76.5	$333.3	$284.2

GATX Share Data
Basic earnings per share	$2.67	$2.10	$9.14	$7.80
Average number of common shares	35.8	35.8	35.8	35.8

Diluted earnings per share	$2.66	$2.10	$9.12	$7.78
Average number of common shares and common share equivalents	35.9	35.9	35.9	35.9

Dividends declared per common share	$0.61	$0.58	$2.44	$2.32

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2025	2024
Assets
Cash and Cash Equivalents	$743.0	$401.6
Restricted Cash	4,241.9	0.2
Receivables
Rent and other receivables	109.0	86.5
Finance leases (as lessor)	104.2	118.3
Less: allowance for losses	(6.0)	(5.7)
	207.2	199.1

Operating Assets and Facilities	15,662.6	14,330.6
Less: allowance for depreciation	(4,251.7)	(3,880.9)
	11,410.9	10,449.7
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	137.4	165.4

Investments in Affiliated Companies	732.3	663.3
Goodwill	126.3	114.1
Other Assets	400.5	303.1
Total Assets	$17,999.5	$12,296.5

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$318.4	$217.1
Debt
Borrowings under bank credit facilities	82.2	10.4
Recourse	12,451.7	8,215.3
	12,533.9	8,225.7
Lease Obligations (as lessee)
Operating leases	154.3	180.0

Deferred Income Taxes	1,195.7	1,127.3
Other Liabilities	162.1	107.5
Total Liabilities	14,364.4	9,857.6

Total GATX Shareholders’ Equity	2,750.5	2,438.9
Non-Controlling Interest	884.6	—
Total Equity	3,635.1	2,438.9
Total Liabilities and Equity	$17,999.5	$12,296.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$262.2	$98.7	$11.6	$8.2	$380.7
Non-dedicated engine revenue	—	—	22.2	—	22.2
Other revenue	38.7	5.4	—	2.0	46.1
Total Revenues	300.9	104.1	33.8	10.2	449.0
Expenses
Maintenance expense	89.4	16.9	—	0.9	107.2
Depreciation expense	71.5	25.7	10.5	4.1	111.8
Operating lease expense	7.1	—	—	—	7.1
Other operating expense	7.6	5.0	2.6	0.8	16.0
Total Expenses	175.6	47.6	13.1	5.8	242.1
Other Income (Expense)
Net gain on asset dispositions	37.5	2.3	—	0.1	39.9
Interest expense, net	(65.5)	(22.8)	(13.2)	(0.7)	(102.2)
Other (expense) income	(1.6)	(2.4)	(0.1)	1.0	(3.1)
Share of affiliates' pre-tax earnings	—	—	47.8	—	47.8
Segment Profit	$95.7	$33.6	$55.2	$4.8	$189.3
Less:
Selling, general and administrative expense					71.6
Income taxes (includes $11.6 related to affiliates' earnings)					20.7
Net Income					97.0
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$97.0

Selected Data:
Investment volume	$141.6	$292.5	$—	$5.6	$439.7

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$35.5	$0.9	$—	$0.1	$36.5
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	1.9	1.4	—	—	3.3
	$37.5	$2.3	$—	$0.1	$39.9
_________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$255.7	$84.7	$8.1	$8.0	$356.5
Non-dedicated engine revenue	—	—	19.6	—	19.6
Other revenue	29.4	6.1	0.1	1.8	37.4
Total Revenues	285.1	90.8	27.8	9.8	413.5
Expenses
Maintenance expense	78.9	18.0	—	0.8	97.7
Depreciation expense	70.0	20.1	10.7	3.7	104.5
Operating lease expense	7.9	—	—	—	7.9
Other operating expense	6.3	6.6	2.6	0.7	16.2
Total Expenses	163.1	44.7	13.3	5.2	226.3
Other Income (Expense)
Net gain on asset dispositions	27.0	0.8	—	0.2	28.0
Interest (expense) income, net	(62.2)	(18.7)	(11.6)	1.0	(91.5)
Other (expense) income	(2.2)	2.4	0.3	0.9	1.4
Share of affiliates' pre-tax (loss) earnings	(0.1)	—	32.5	—	32.4
Segment Profit	$84.5	$30.6	$35.7	$6.7	$157.5
Less:
Selling, general and administrative expense					64.6
Income taxes (includes $8.3 related to affiliates' earnings)					16.4
Net Income					76.5
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$76.5

Selected Data:
Investment volume	$206.7	$42.8	$94.7	$5.1	$349.3

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$23.1	$0.4	$—	$0.1	$23.6
Residual sharing income	0.2	—	—	—	0.2
Non-remarketing net gains (1)	3.7	0.4	—	0.1	4.2
	$27.0	$0.8	$—	$0.2	$28.0
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2025
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$1,049.1	$366.1	$38.2	$32.8	$1,486.2
Non-dedicated engine revenue	—	—	86.7	—	86.7
Other revenue	137.3	21.7	—	8.5	167.5
Total Revenues	1,186.4	387.8	124.9	41.3	1,740.4
Expenses
Maintenance expense	350.5	72.4	—	4.8	427.7
Depreciation expense	285.7	90.5	39.7	15.9	431.8
Operating lease expense	28.9	—	—	—	28.9
Other operating expense	31.1	19.3	11.2	3.7	65.3
Total Expenses	696.2	182.2	50.9	24.4	953.7
Other Income (Expense)
Net gain on asset dispositions	130.0	6.8	—	0.1	136.9
Interest (expense) income, net	(259.5)	(82.6)	(49.7)	0.3	(391.5)
Other (expense) income	(8.7)	(3.9)	—	12.2	(0.4)
Share of affiliates' pre-tax (loss) earnings	(0.2)	—	157.2	—	157.0
Segment Profit	$351.8	$125.9	$181.5	$29.5	$688.7
Less:
Selling, general and administrative expense					252.6
Income taxes (includes $39.7 related to affiliates' earnings)					102.8
Net Income					333.3
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$333.3

Selected Data:
Investment volume	$644.1	$502.4	$147.1	$23.1	$1,316.7

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$116.5	$2.3	$—	$0.1	$118.9
Residual sharing income	0.5	—	—	—	0.5
Non-remarketing net gains (1)	16.6	4.5	—	—	21.1
Asset impairments	(3.6)	—	—	—	(3.6)
	$130.0	$6.8	$—	$0.1	$136.9
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$983.5	$333.6	$32.4	$31.6	$1,381.1
Non-dedicated engine revenue	—	—	64.6	—	64.6
Other revenue	115.5	16.7	0.1	7.5	139.8
Total Revenues	1,099.0	350.3	97.1	39.1	1,585.5
Expenses
Maintenance expense	306.9	70.7	—	4.0	381.6
Depreciation expense	271.1	78.7	37.8	14.8	402.4
Operating lease expense	33.9	—	—	—	33.9
Other operating expense	26.4	17.4	9.6	4.3	57.7
Total Expenses	638.3	166.8	47.4	23.1	875.6
Other Income (Expense)
Net gain on asset dispositions	132.8	4.5	0.6	0.4	138.3
Interest (expense) income, net	(232.1)	(71.4)	(41.9)	4.4	(341.0)
Other (expense) income	(5.4)	3.2	0.6	(7.9)	(9.5)
Share of affiliates' pre-tax earnings	—	—	108.3	—	108.3
Segment Profit	$356.0	$119.8	$117.3	$12.9	$606.0
Less:
Selling, general and administrative expense					236.3
Income taxes (includes $25.5 related to affiliates' earnings)					85.5
Net Income					284.2
Less: Net Income Attributable to Non-Controlling Interest					—
Net Income Attributable to GATX					$284.2

Selected Data:
Investment volume	$1,162.4	$232.9	$260.8	$18.3	$1,674.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$119.4	$1.7	$0.6	$0.3	$122.0
Residual sharing income	0.5	—	—	—	0.5
Non-remarketing net gains (1)	12.9	2.8	—	0.1	15.8
	$132.8	$4.5	$0.6	$0.4	$138.3
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of tax adjustments and other items on Net Income Attributable to GATX(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Net income (GAAP)	$97.0	$76.5	$333.3	$284.2
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to GATX	$97.0	$76.5	$333.3	$284.2
Adjustments to pre-tax income attributable to GATX:
Acquisition-related expenses (2)	$2.7	$—	$6.5	$—
Litigation claims settlements (3)	—	—	—	3.3
Environmental reserves (4)	—	—	—	10.7
Net gain on Specialized Gas Vessels at Engine Leasing (5)	—	—	—	(0.6)
Total adjustments to pre-tax income attributable to GATX	$2.7	$—	$6.5	$13.4
Income taxes thereon, based on applicable effective tax rate	$(0.7)	$—	$(1.6)	$(3.5)
Other income tax adjustments to income attributable to GATX:
Income tax rate changes (6)	$(13.3)	$(6.0)	$(13.3)	$(6.0)
Net operating loss valuation allowance adjustment (7)	6.4	—	6.4	—
Total other income tax adjustments to income attributable to GATX	$(6.9)	$(6.0)	$(6.9)	$(6.0)
Adjustments attributable to affiliates' earnings, net of taxes:
Insurance proceeds (8)	$(3.3)	$—	$(11.5)	$—
Total adjustments attributable to affiliates' earnings, net of taxes	$(3.3)	$—	$(11.5)	$—
Net income attributable to GATX, excluding tax adjustments and other items (non-GAAP)	$88.8	$70.5	$319.8	$288.1

Impact of tax adjustments and other items on Diluted Earnings per Share(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Diluted earnings per share (GAAP)	$2.66	$2.10	$9.12	$7.78
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$2.44	$1.93	$8.75	$7.89

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

Impact of tax adjustments and other items on Return on Equity attributable to GATX(1)

	Twelve Months Ended December 31
	2025	2024
Return on Equity attributable to GATX (GAAP)	12.8%	12.1%
Return on Equity attributable to GATX, excluding tax adjustments and other items (non-GAAP)	12.3%	12.2%

_________
(1) In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income attributable to GATX, diluted earnings per share, and return on equity attributable to GATX because we believe these items are not attributable to our business operations. Management utilizes net income attributable to GATX, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2) Expenses associated with the acquisition of Wells Fargo's rail assets.
(3) Expenses recorded for the settlements of litigation claims arising out of legacy business operations.
(4) Reserves recorded for our share of anticipated environmental remediation costs arising out of prior operations and legacy businesses.
(5) In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets. As of December 31, 2023, all vessels had been sold.
(6) Deferred income tax adjustment attributable to an enacted corporate income tax rate reduction in Germany in 2025 and deferred income tax adjustments attributable to state tax reductions in 2024.
(7) Valuation allowance adjustment associated with the realizability of state net operating losses in future tax years.
(8) Insurance recoveries related to aircraft spare engines at RRPF for which it had previously recorded impairment losses.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Total Assets, Excluding Cash, by Segment
Rail North America	$7,969.0	$7,865.3	$7,886.8	$7,888.3	$7,741.1
Rail International	2,825.1	2,522.9	2,514.9	2,304.3	2,169.0
Engine Leasing	1,786.9	1,805.9	1,626.5	1,619.8	1,603.9
Other	433.6	415.3	416.8	396.3	380.7
Total assets, excluding cash	$13,014.6	$12,609.4	$12,445.0	$12,208.7	$11,894.7
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(743.0)	$(696.1)	$(754.6)	$(757.2)	$(401.6)
Borrowings under bank credit facilities	82.2	117.3	106.1	101.5	10.4
Recourse debt	12,451.7	8,751.3	8,741.3	8,653.1	8,215.3
Operating lease obligations	154.3	160.7	168.4	174.4	180.0
Total debt and lease obligations, net of unrestricted cash	$11,945.2	$8,333.2	$8,261.2	$8,171.8	$8,004.1
Total recourse debt (1)	$11,945.2	$8,333.2	$8,261.2	$8,171.8	$8,004.1
Total equity	$3,635.1	$2,718.9	$2,669.7	$2,549.4	$2,438.9
Recourse leverage (2)	3.3	3.1	3.1	3.2	3.3
 _________
(1) Includes recourse debt, borrowings under bank credit facilities, and operating lease obligations, net of unrestricted cash.
(2) Calculated as total recourse debt / total equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$17,999.5	$13,305.8	$13,200.2	$12,966.3	$12,296.5
Less: cash	(4,984.9)	(696.4)	(755.2)	(757.6)	(401.8)
Total Assets, excluding cash	$13,014.6	$12,609.4	$12,445.0	$12,208.7	$11,894.7

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	21.9%	22.8%	24.2%	24.5%	26.7%
Average renewal term (months)	58	60	60	61	60
Renewal Success Rate (2)	91.4%	87.1%	84.2%	85.1%	89.1%
Fleet Rollforward (3)
Beginning balance	101,288	102,317	103,310	102,966	102,697
Railcars added	920	366	595	1,464	1,126
Railcars scrapped	(898)	(478)	(614)	(316)	(309)
Railcars sold	(717)	(917)	(974)	(804)	(548)
Ending balance	100,593	101,288	102,317	103,310	102,966
Utilization	99.0%	98.9%	99.2%	99.2%	99.1%
Average active railcars	99,999	100,896	102,073	102,367	102,150
Boxcar Fleet Rollforward
Beginning balance	7,478	7,621	7,990	8,395	8,779
Railcars added	1	172	27	—	—
Railcars scrapped	(365)	(285)	(396)	(405)	(349)
Railcars sold	(82)	(30)	—	—	(35)
Ending balance	7,032	7,478	7,621	7,990	8,395
Utilization	97.1%	96.9%	98.7%	99.8%	99.8%
Average active railcars	7,206	7,391	7,773	8,163	8,552
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	76.3%	76.1%	77.8%	77.6%	77.6%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	1.5%	2.1%	2.4%	0.1%	(2.9)%
Year-over-year Change in U.S. Carloadings (chemical) (5)	0.8%	1.5%	1.6%	2.0%	4.1%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	(1.6)%	(1.2)%	(0.9)%	1.9%	9.6%
Production Backlog at Railcar Manufacturers (6)	23,431	25,687	29,871	31,548	34,273
_________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The LPI calculation includes all renewal activity based on a 12-month trailing average, and the renewals are weighted by the count of all renewals over the 12 month period. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2) The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3) Excludes boxcar fleet.
(4) As reported and revised by the Federal Reserve.
(5) As reported by the Association of American Railroads (AAR).
(6) As reported by the Railway Supply Institute (RSI).

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Rail Europe Statistics
Fleet Rollforward
Beginning balance	30,572	30,492	30,223	30,027	29,953
Railcars added	6,145	328	579	446	196
Railcars scrapped or sold	(233)	(248)	(310)	(250)	(122)
Ending balance	36,484	30,572	30,492	30,223	30,027
Utilization	94.7%	93.7%	93.3%	95.1%	96.1%
Average active railcars	32,671	28,592	28,572	28,823	28,812

Rail India Statistics
Fleet Rollforward
Beginning balance	11,712	11,112	10,895	10,583	10,361
Railcars added	453	600	217	312	222
Railcars scrapped or sold	—	—	—	—	—
Ending balance	12,165	11,712	11,112	10,895	10,583
Utilization	100.0%	100.0%	99.6%	99.6%	100.0%
Average active railcars	11,905	11,363	10,945	10,711	10,460